Exhibit 99.2

Outset Medical Announces Closing of Public Offering and Full Exercise of Underwriters’ Option to Purchase Additional Shares

April 13, 2021

SAN JOSE, Calif. –(BUSINESS WIRE)— April 13, 2021 — Outset Medical, Inc. (Nasdaq: OM) (“Outset”), a medical technology company pioneering a first-of-its-kind technology to reduce the cost and complexity of dialysis, announced today the closing of its previously announced underwritten public offering of 2,945,864 shares of its common stock sold by Outset and 3,890,723 shares of its common stock sold by certain of its stockholders at a public offering price of $53.50 per share, which amounts include 891,728 shares issued upon the exercise in full by the underwriters of their option to purchase additional shares at the public offering price, less the underwriting discounts and commissions. The underwriting discounts and commissions were borne by Outset with respect to the shares it sold in the offering and by the selling stockholders with respect to the shares they sold in the offering. The net proceeds to Outset were approximately $149.7 million, after deducting the underwriting discounts and commissions and before expenses. Outset did not receive any proceeds from the sale of shares of its common stock offered by the selling stockholders.

Morgan Stanley, BofA Securities and Goldman Sachs & Co. LLC acted as joint lead book-running managers for the offering. Stifel and Cowen acted as co-managers for the offering.

A registration statement on Form S-1 relating to the shares sold in this offering was filed with and declared effective by the U.S. Securities and Exchange Commission.

The offering was made only by means of a prospectus. The final prospectus has been filed with the Securities and Exchange Commission, and a copy of the final prospectus may be obtained from Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, NY 10014, Attention: Prospectus Department, or by email at prospectus@morganstanley.com; BofA Securities, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attention: Prospectus Department, or by email at dg.prospectus_requests@bofa.com; and Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, via telephone: 1-866-471-2526, or via email: prospectus-ny@ny.email.gs.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification of these securities under the securities laws of any such state or jurisdiction.

About Outset Medical, Inc.

Outset is a medical technology company pioneering a first-of-its-kind technology to reduce the cost and complexity of dialysis. The Tablo Hemodialysis System, FDA cleared for use from the hospital to the home, represents a significant technological advancement that transforms the dialysis experience for patients and operationally simplifies it for providers. Tablo serves as a single enterprise solution that can be utilized across the continuum of care, allowing dialysis to be delivered anytime, anywhere and by anyone. The integration of water purification and on-demand dialysate production enables Tablo to serve as a dialysis clinic on wheels, with 2-way wireless data transmission and a proprietary data analytics platform powering a new holistic approach to dialysis care. Tablo is a registered trademark of Outset Medical, Inc.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. These risks and uncertainties include risks described in the section entitled “Risk Factors” in the prospectus related to this offering filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Outset disclaims any obligation to update these forward-looking statements.

Investor Contact

Lynn Lewis or Brian Johnston

Gilmartin Group

investors@outsetmedical.com